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                                                                   EXHIBIT 10.27

                           SECOND AMENDED AND RESTATED
                            REFUND ANTICIPATION LOAN
                              OPERATIONS AGREEMENT

         THIS SECOND AMENDED AND RESTATED REFUND ANTICIPATION LOAN OPERATIONS AGREEMENT dated as of June 9, 2003 (this "Agreement"), is made by and among H & R Block Services, Inc., a Missouri corporation ("Block Services"), on behalf of itself and in regard to its subsidiaries, H & R Block Tax Services, Inc., a Missouri corporation ("Block Tax Services"), HRB Royalty, Inc., a Delaware corporation ("Royalty," and together with Block Services and Block Tax Services, the "Block Companies"); Household Tax Masters Inc., a Delaware corporation ("Tax Masters"), for itself or in its capacity as servicer for the RAL Originator (as such term is defined herein) where appropriate under the circumstances, and Beneficial Franchise Company Inc., a Delaware corporation ("Beneficial Franchise," and together with Tax Masters, the "Household Companies").

                                    RECITALS

         A. Block Services is in the income tax preparation business through various offices owned by Block Services or its Affiliates and participating franchisees throughout the United States.

         B. Royalty is the owner of certain service marks and trademarks involving Block Companies.

         C. In connection with the electronic processing of tax returns, Tax Masters facilitates Refund Anticipation Loans ("RALs") that to date have been made by Imperial Capital Bank ("ICB"), Household Bank, f.s.b ("HB") or its predecessor and Refund Anticipation Checks ("RACs") that to date have been issued by ICB, HB, or its predecessor.

         D. Beneficial Franchise is the owner of the entire right, title and interest in and to United States Letters Patent No. 4,890,228 issued on December 26, 1989 and entitled: ELECTRONIC INCOME TAX REFUND EARLY PAYMENT SYSTEM, together with all claims for damage by reason of past infringement by anyone of said Letters Patent, by virtue of an assignment recorded in the U.S. Patent and Trademark office on April 3, 1991 on Reel 5630, Frame 34.

         E. Beneficial Franchise is the owner of the entire right, title and interest in and to United States Letters Patent No. 5,193,057 issued on March 9, 1993 and entitled: ELECTRONIC INCOME TAX REFUND EARLY PAYMENT SYSTEM, together with all claims for damage by reason of past infringement by anyone of said Letters Patent, by virtue of an assignment recorded in the U.S. Patent and Trademark Office on April 3, 1991 on Reel 5630, Frame 34.

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         F.       The Block Companies and the Household Companies are parties to that certain Amended and Restated Refund Anticipation Loan Operations Agreement, dated January 6, 2003 (the "First Amended and Restated RAL Operations Agreement").

         G. Tax Masters and ICB are parties to an Amended and Restated Sale and Servicing Agreement for RALs and RACs, dated as of January 3, 2003 (the "Sale and Servicing Agreement"), which represents the basic agreement between Tax Masters and ICB regarding the RAL Program pursuant to which Tax Masters services loans originated by ICB under the RAL Program. A redacted copy of the Sale and Servicing Agreement and all amendments thereto will be delivered by Tax Masters to Block Services.

         H. Block Companies and Household Companies are parties to a letter agreement, dated November 11, 2002 (the "First ICB Consent Letter"), pursuant to which Block Companies consented to ICB as the RAL Originator under First Amended and Restated RAL Operations Agreement, subject to the right of Block Companies in their sole discretion, during the ten (10) day period from June 1 through June 10, 2003, to provide written notice to Tax Masters, Beneficial Franchise and ICB that ICB is not acceptable as the RAL Originator for future Tax Periods, in which event Household Companies agree to substitute a financial institution chartered by the Office of Thrift Supervision or the Office of the Comptroller of the Currency (a "Federally Chartered Financial Institution") as the originator of RALs and RACs for Tax Periods subsequent to the 2003 Tax Period (the "Block ICB Termination Right").

         I. Block Companies and Household Companies have entered into a Second ICB Consent Letter, dated June 9, 2003 (the "Second ICB Consent Letter"), pursuant to which Block Companies have agreed to refrain from exercising the Block ICB Termination Right for the 2004 Tax Period, on certain terms and conditions, subject to Block Companies' absolute right in their sole discretion, during the ten (10) day period from June 1 through June 10 of any subsequent year, to provide written notice to Tax Masters, Beneficial Franchise and ICB that ICB is not acceptable as the RAL Originator for future Tax Periods, in which event Household Companies agree to substitute a Federally Chartered Financial Institution having sufficient capital to fulfill its anticipated obligations with respect to the RAL Program as the replacement RAL Originator and RAC issuer for future Tax Periods, provided that any entity selected by Household Companies (other than an Affiliate of Household Companies that is a Federally Chartered Financial Institution having sufficient capital to fulfill its anticipated obligations with respect to the RAL Program) shall be subject to the consent of Block Companies, which consent shall not be unreasonably withheld.

         J. The parties desire to amend and restate the First Amended and Restated RAL Operations Agreement to reflect the continuation of ICB as the RAL Originator and RAC issuer for the 2004 Tax Period, subject to the terms and conditions the First ICB Consent Letter, the Second ICB Consent Letter and this Agreement, and to implement certain changes to the First Amended and Restated RAL Operations Agreement hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises and of the agreements of the parties hereto and other good and valuable consideration, the sufficiency and receipt of which

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are hereby acknowledged, Block Companies and Household Companies hereby covenant and agree that the First Amended and Restated RAL Operations Agreement is hereby amended and restated in its entirety with respect to RALs made and RACs issued and other acts and events that occur from and after the effective date hereof by deleting the provisions of Sections 1.1 through 8.21 as the same now appear and by substituting therefor the following Sections 1.1 through 8.21:

1.       RIGHTS, DUTIES AND OBLIGATIONS OF BLOCK SERVICES.

         1.1 Preparation and Filing of Returns. Block Services shall prepare and file Federal, state and local income tax returns (collectively, the "Returns") for RAL Customers and shall be solely responsible for any liability to the Taxpayer, the Internal Revenue Service ("IRS") and other taxing authorities arising out of its preparation and filing of such Returns. For purposes of this Agreement, in connection with any RACs based on income tax refunds from state taxing authorities, Block Services shall complete any processing and necessary forms to enable the Electronic Filing of such state Returns, where available.

         1.2 Marketing of RALs and RACs. Block Services agrees in connection with the operation of the RAL Program: (a) to market RALs and RACs to potential RAL Customers, including conducting marketing research and product development, coordinating the RAL and RAC products with the needs of RAL Customers, and preparing and disseminating marketing and promotional materials;
(b) to conduct such advertising; (c) to prepare such forms and other written materials; (d) to equip its company-owned offices with such computer equipment;
(e) to develop or acquire such software; (f) to hire and train such personnel; and (g) to incur such expenses in connection with such marketing efforts; in each case as is reasonably necessary in order to market, advertise and disseminate information with respect to the making of RALs and issuance of RACs to RAL Customers.

         1.3 RAL Customers. With respect to RAL Customers, Block Services shall obtain certifications from each RAL Customer pursuant to Section 1.4 below. With respect to RAL Customers, Block Services shall also follow all qualifying procedures for RALs as set forth in Schedule 1.3 attached hereto ("Qualifying Procedures") that are being delivered by Tax Masters to Block Services in Tax Masters' capacity as servicer for the RAL Originator after consultation with the RAL Originator. The Initial Credit Criteria and Final Credit Criteria for any year during the term hereof will be delivered to Block Services by Tax Masters in Tax Masters' capacity as servicer for the RAL Originator after consultation with the RAL Originator pursuant to the procedures set forth in Section 6.2 below.

         1.4 RAL and RAC Application and Certification Process. Block Services shall obtain information from each Applicant to complete an application for a RAL or an application for a RAC (each such application being hereinafter referred to, interchangeably, as "RAL Application") in a form developed by the RAL Originator and printed by Block Services, which RAL Application shall request from the Applicant certain information specified by Tax Masters as servicer for the RAL Originator after consultation with the RAL Originator. In addition, the RAL Application shall contain an authorization signed by the Applicant to use the Applicant's Return information for the loan application process in accordance with Section 301.7216-3(b) of the U.S. Treasury Department Regulations and shall also include such additional lawful

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consents, if any, as shall allow Tax Masters, or any Affiliate thereof, to make collections on any delinquent RAL as servicer for the RAL Originator and for Tax Masters and its Affiliates to solicit any RAL Customers for present and future loans and related products including, without limitation, deposit, insurance and mortgage loan products, subject to the limitations set forth in Section 7.2 herein. Consents for, and materials used in, the solicitation activities described in the immediately preceding sentence shall not mention the RAL Program, any names, logotypes or marketing slogans related to the RAL Program or any names, logotypes or marketing slogans of Block Services, its subsidiaries or affiliates, without the prior written consent of Block Services. If an Applicant is in the military, a photo identification containing a service identification number may also be supplied and shall satisfy all requirements for acceptable forms of identification for such individual. The RAL Application shall also contain, among other certifications as Tax Masters, as servicer for the RAL Originator after consultation with the RAL Originator, shall reasonably require, a certification signed by the Applicant that he or she: (a) has not previously filed any Return for the applicable Tax Year, does not have any previous tax liabilities, delinquent student loans, or any other delinquent federally guaranteed or sponsored loans, or delinquent child support payments; (b) has not filed a petition (whether voluntary or involuntary) under any federal or state bankruptcy or insolvency laws; and (c) has not filed any power of attorney with the IRS or any state taxing authority and has no power of attorney presently in effect to direct any tax refund to any third party.

         1.5 Completion of IRS Form No. 8453. Block Services shall be responsible for the completion of IRS Form 8453, which shall indicate the applicable check routing number designated by the RAL Originator and applicable RAL Originator's client account number consisting of an eight digit prefix followed by the primary social security number of the RAL Customer and the name of the RAL Originator as the financial institution. This form shall be signed by Block Services as Electronic Return Originator (as defined by the IRS) and by the RAL Customer and shall indicate that the account is a "checking" account and that the source is "other". Block Services shall cause the same aforesaid information to be contained in the appropriate data fields as part of the electronically filed Return.

         1.6 Customer Copies. Block Services shall ensure that the RAL Customer receives a copy of the signed RAL Application, IRS Form 8453, together with any agreements and other disclosures or documents which Tax Masters as servicer for the RAL Originator may reasonably require. If the IRS Form 8453 needs to be revised, Block Services need not obtain another RAL Application from the Applicant.

         1.7 Handling Documents. A copy of the signed RAL Application, the loan agreement completed by the RAL Customer and the loan disclosure statement provided to the RAL Customer shall be stored in each Applicant's client file maintained by Block Services. Further, Block Services shall retain the ability to regenerate a copy of the document notifying an Applicant of the reason the RAL Application was not approved, if applicable, containing also the specific reason marked on the document. Upon Tax Masters' written request, Block Services shall exercise its best efforts to forward such documents to Tax Masters. Those documents shall be sent to Tax Masters in accordance with the notice provisions contained in this Agreement unless Tax Masters notifies Block Services otherwise in writing. Block Services may dispose of such documents following the expiration of forty-eight (48) months after the preparation or receipt of same.

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         1.8      Completion of RAL and RAC Disbursement Checks. Block Services
shall have the care and custody of consecutively numbered RAL Originator disbursement checks upon which Block Services, at the direction of Tax Masters as servicer for the RAL Originator, may affix a RAL Originator facsimile signature by way of an imprint of the authorized RAL Originator signatory and which Block Services shall keep secure and safeguard from any loss or misuse. Block Services shall deliver such checks to RAL Customers only in accordance with this Agreement. Such RAL and RAC checks shall be payable only at the RAL Originator. Block Services shall be responsible for loss, alteration or misuse of such checks to the extent set forth in Section 1.12 below.

         1.9 Additional Communication Equipment and Lines. An entity appointed by Block Services shall order such communication lines between Columbus, Ohio (or other applicable location), and the Chicago, Illinois metropolitan area, as are determined by such entity to be necessary to support Block Services' projection of its maximum daily RAL and RAC volume, as well as full RAL Application follow-up information, within any one sixteen (16) hour day, using such protocol and process as is mutually agreed upon by Tax Masters as servicer for the RAL Originator and such entity. Such communication lines shall continue in place until such time as the parties hereto shall mutually agree to discontinue the same. If the parties mutually agree to discontinue the aforementioned communication lines at the conclusion of any Tax Period, then the parties agree for each subsequent Tax Period to order and install substantially similar communication lines during the same time periods heretofore mentioned. The cost of such communication lines shall not be borne by Block Services and Tax Masters shall ensure that such costs are paid by the appropriate party. Block Services shall be responsible for, and shall bear the cost of, modems required for such communication lines in Columbus, Ohio (or other applicable location). Tax Masters shall be responsible for, and shall bear the cost of, modems required for such communication lines in the Chicago, Illinois metropolitan area.

         1.10 Processing RAL and RAC Requests. Block Services and Tax Masters shall in good faith cooperate regarding the contents of Block Services' Electronic Filing Software and Tax Masters' software in an effort to assure prompt and efficient transmission of data between Block Services, Tax Masters and RAL Originator. Block Services shall extract all RAL and RAC data from its IRS transmission file each time a Return is sent to the IRS in accordance with the Electronic Data Processing Guidelines established by the parties. The Electronic Data Processing Guidelines may be revised upon mutual agreement of the parties from time to time to accommodate any changes to Electronic Data Processing Systems or software no later than July 15th of each year during the term of this Agreement. With respect to a RAL Application which has been designated on behalf of the RAL Originator by Tax Masters' software program as an Instant RAL Application, Block Services shall first forward such RAL Application to Tax Masters, after which Block Services shall electronically transmit the Return, or cause it to be transmitted, to the IRS and then receive positive or negative acknowledgment of the Return's acceptance from the IRS for Electronic Filing, which acknowledgment shall also include, if available, the IRS explanation of the reason the Return was rejected, as described in Chapter 3 of the IRS e-file Handbook for Authorized IRS e-file Providers of Individual Income Tax Returns (Publication 1345, including Rev. Proc. 2000-31), as the same may be amended from time to time ("Notification"). With respect to a RAL Application which has not been designated on behalf of the RAL Originator by Tax Masters' software program as an Instant RAL Application, Block Services shall not forward such RAL Application to Tax Masters without having

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electronically transmitted the Return, or causing it to be transmitted, to the
IRS and without having received positive acknowledgement of the Return's acceptance from the IRS for Electronic Filing, which acknowledgment shall also include, if available to the RAL Originator, the Notification. In the event it becomes infeasible to process RAL Applications in the manner specified above in this Section 1.10 due to circumstances or events beyond the control of the parties hereto, then the parties shall endeavor in good faith to take all reasonable actions necessary to promptly modify the RAL Program in a manner resolving the problems caused by such unfeasibility to process RAL Applications. These modifications may include without limitation, the Final RAL and RAC Fees, the Final Credit Criteria and a reasonable fee to compensate Tax Masters as servicer for the RAL Originator for any additional increase in the cost of funds resulting from a modification of the aforesaid procedures; provided, however, that in all events the parties shall retain their rights to terminate the Agreement in accordance with the procedures hereinafter set forth. Block Services shall be responsible for accurately transmitting to Tax Masters on behalf of Block Offices which use Block Services to transmit such RAL Applications to Tax Masters as servicer for the RAL Originator all material information contained in the RAL Application including without limitation social security numbers ("Information"), as received from the RAL Customer or the Corporate Franchise. Block Services shall notify all Block Offices of the importance of accurate transmission of such Information and shall consult with Tax Masters as servicer for the RAL Originator to develop a system for eliminating, to the extent practicable, errors in such transmission by such Block Offices. Tax Masters shall be responsible for forwarding to the RAL Originator such Information received from Block Services by Tax Masters pursuant to this Section 1.10 as requested by the RAL Originator. Block Services shall pay Tax Masters as servicer for the RAL Originator the amount of any RAL which is not collected by Tax Masters as servicer for the RAL Originator to the extent, and only to the extent, that the failure of Tax Masters as servicer for the RAL Originator to collect such RAL (whether through Direct Deposit or collection from the RAL Customer) is the result of the failure of Block Services to transmit accurately Information as received from the RAL Customer or a Corporate Franchise; provided, however, that Tax Masters as servicer for the RAL Originator must first show that diligent and timely efforts were made to make such collections, such efforts to include an initial contact with the RAL Customer within forty-five (45) days after the clearance of the RAL check by RAL Originator. Such initial contact may consist of the sending of a first collection notice to the RAL Customer and reasonable efforts thereafter to effect collection. All amounts, if any, owed by Block Services under this
Section 1.10 shall be paid to Tax Masters as servicer for the RAL Originator in one lump sum within sixty (60) days after Tax Masters verifies that the failure of collection was caused by failure of Block Services to transmit accurately the Information. Block Services shall have no obligation to Tax Masters as servicer for the RAL Originator if the failure of collection is due to either a RAL Customer or a Corporate Franchise giving Block Services inaccurate Information.

         1.11 Providing RAL Customer Returns. For collection purposes, Block Services shall provide Tax Masters with a copy of each RAL Customer's electronically filed Returns in the format prescribed by the IRS promptly after the RAL Application is transmitted to Tax Masters, but in no event later than May 30th following such Tax Period. Should interactive processing not be available, such transmission shall only be made after interactive processing is available, or in one batch delivery or transmission not later than May 30 following each Tax Period. In the event Tax Masters needs any RAL Customer's Returns for collection purposes prior to May 30

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following each year's Tax Period, then upon Tax Masters' request, and to the extent practicable, Block Services shall promptly forward such RAL Customer's Returns to Tax Masters.

         1.12 Lost RAL or RAC Checks. If a RAL or RAC check disbursed by a Block Office has become lost, or in the case where the RAL Customer has not received the check within fourteen (14) days after such RAL Customer's check is mailed when Tax Masters as servicer for the RAL Originator is mailing the check to a RAL Customer in accordance with Section 8.8, Block Services shall notify Tax Masters as servicer for the RAL Originator to stop payment upon notification from the RAL Customer that the RAL Customer has lost or not received such Check. In either case, Block Services shall directly contact Tax Masters as servicer for the RAL Originator to have a new check issued and obtain from such RAL Customer an indemnifying bond, in a form satisfactory to Tax Masters as servicer for the RAL Originator, holding the RAL Originator free from all costs and expenses or other losses in the event both checks are subsequently presented for payment.

         1.13 Compliance with Laws, Rules and Regulations. In connection with Block Services' preparation of Returns, it shall comply with all applicable laws, rules and regulations, and shall follow all instructions reasonably prescribed by Tax Masters as servicer for the RAL Originator with respect to the preparation and processing of RAL Applications.

         1.14 Indemnification. Except as otherwise limited by this Agreement, Royalty, Block Services and Block Tax Services (collectively, the "Block Indemnifying Parties") shall indemnify, hold harmless and reimburse Beneficial Franchise and/or Tax Masters and their respective Affiliates (whichever has incurred the loss) (collectively the "Block Indemnified Parties"), its officers and directors and employees, for all expenses and costs, including without limitation, attorneys' fees, judgments, penalties, payments of other direct expenses and payments in settlement or other disposition of, or in connection with, any claims, disputes, controversies or litigation arising out of Block Services' performance of its duties and responsibilities under this Agreement, including without limitation, liability in connection with the loss, alteration or misuse of disbursement checks or improper completion of disbursement checks, regardless of by whom caused, after delivery of same to Block Services and prior to delivery thereof to the RAL Customer. Notwithstanding any other provision herein, if the Block Indemnifying Parties breach any of their obligations hereunder and any such breach results in a claim for indemnification by the RAL Originator against any Block Indemnified Party, such Block Indemnified Party shall have the right to indemnification from the Block Indemnifying Parties pursuant to the preceding sentence. Block Services may retain attorneys of its own selection to represent it at Block Services' expense. Block Services shall direct the defense of the claim; provided, however, Block Services shall not compromise or settle any such claim or action without prior approval of Tax Masters and Beneficial Franchise, as applicable. If Beneficial Franchise or Tax Masters is named a party to any action or proceeding for which Block Services has a duty of indemnification pursuant to this Section 1.14 Beneficial Franchise and Tax Masters, as applicable, shall have the right to directly defend any such action or proceeding by retaining attorneys of its own selection to represent it at Block Services' expense. Neither Beneficial Franchise nor Tax Masters shall compromise or settle any such claim or action without prior consultation with Block Services.

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2.       RIGHTS, DUTIES AND OBLIGATIONS OF TAX MASTERS.

         2.1 Facilitating RAL Processing. Tax Masters shall act as a facilitator in the processing of RALs between Block Services, Tax Masters and the RAL Originator in accordance with the Electronic Data Processing Guidelines established by the parties.

         2.2 Partial Reimbursement of Expenses. On January 2nd or the first business day thereafter of each year, Tax Masters as servicer for the RAL Originator shall reimburse Block Services via a wire transfer for a portion of its out-of-pocket costs and expenses incurred in providing the services described in Section 1.2 hereof in the following agreed upon amounts (the "Expense Reimbursement"):

                         Expense
Tax Period        Reimbursement Amount
----------        --------------------
   2004                $3,500,000

   2005                $4,250,000

   2006                $5,000,000

         2.3 Compliance with Laws, Rules and Regulations. In connection with Tax Masters facilitating the processing of RALs, Tax Masters shall comply with all applicable laws, rules, and regulations.

         2.4 Indemnification. Except as otherwise limited by this Agreement and as specifically set forth in Section 1.12 with respect to the care and custody of disbursement checks by Block Services, Tax Masters will indemnify, hold harmless and reimburse Royalty, Block Services, Block Tax Services and/or Beneficial Franchise or their respective Affiliates (whichever has incurred the loss) (the "Tax Masters Indemnified Parties"), its officers, directors and employees for all expenses and costs, including but not limited to, attorneys' fees, judgments, penalties, payments of other direct expenses and payments in settlement or other disposition of, or in connection with, any claims, disputes, controversies or litigation arising out of any violation of the Federal Truth in Lending Act or Regulation Z of the Federal Reserve Board and other applicable federal and state banking and consumer finance laws and regulations, caused by either Tax Masters or the RAL Originator involving any of the preprinted terms and disclosures set forth on the check to RAL Customers from the RAL Originator, relating to the procedures for applying for or obtaining RALs, relating to cross-collections involving RAL Customers or customers of other financial institutions, relating to the RAL Applications, or the failure of Tax Masters to perform its duties and responsibilities under this Agreement. Tax Masters may retain attorneys of its own selection to represent it at Tax Masters' own expense. Tax Masters shall direct the defense of the claim; provided, however, Tax Masters shall not compromise or settle any claim or action without the prior approval of Block Services, Block Tax Services or Beneficial Franchise as applicable. If Block Services, Block Tax Services or Beneficial Franchise is named a party to any action or proceeding for which Tax Masters has a duty of indemnification pursuant to this Section 2.4, Block Services, Block Tax Services or Beneficial Franchise, as applicable, shall have the right to directly defend any such action or proceeding by retaining attorneys of its own selection to represent it at Tax Masters' expense.

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Provided, however, neither Block Services, Block Tax Services nor Beneficial
Franchise shall compromise or settle any such claim or action without prior consultation with Tax Masters. Notwithstanding any other provision herein, in connection with the defense of any such claim, Tax Masters shall have the right to consult with the RAL Originator, including providing any documentation to the RAL Originator that Tax Masters deems reasonably appropriate. All documentation so provided to the RAL Originator shall be subject to the provisions set forth in the agreement between Tax Masters and the RAL Originator with respect to the RAL Originator's right to retain such documentation.

         2.5 Cashiers' Checks. Pursuant to the terms of the agreement between Tax Masters and the RAL Originator, all RAL checks, RAC checks, denied RAL and excess checks issued by the RAL Originator will be cashier's checks.

         2.6 Review of Marketing and Collection Materials. At Block Services' request, and in all cases where Tax Masters', the RAL Originator's or Beneficial Franchise's name or trade names are used in such materials, Tax Masters as servicer for the RAL Originator shall review, and shall have the right to provide for the RAL Originator to review, the marketing materials in question and shall make reasonable efforts to comment upon such materials within two (2) weeks of receipt thereof. At Tax Masters' request, and in all cases if Block Services' name or trade names are used in the materials, Block Services shall review the marketing materials in question and shall make reasonable efforts to comment upon the same within two (2) weeks of the receipt thereof. If any such marketing materials describe performance of obligations in connection with the RAL Program required by a party other than the party preparing same, such other party's approval of the materials shall be obtained prior to use thereof. Any collection letters developed by Tax Masters shall be in a format reasonably acceptable to Block Services.

         2.7 Review of RAL or RAC Checks and Disclosure Statement. Tax Masters shall review the RAL or RAC checks of the RAL Originator and the disclosure statement developed by RAL Originator and shall propose instructions to RAL Originator, concerning the modifications it deems necessary to such checks and disclosure statement in order to comply with the Federal Truth in Lending Act and Regulation Z requirements, as Tax Masters deems necessary after consultation and agreement with the RAL Originator. Tax Masters agrees to provide, at its cost, such instruments (including the RAL and RAC checks of the RAL Originator and envelopes containing Block Services' name on the outside) in accordance with Block Services' specifications and Section 5.2 below, in order that such instruments are compatible with Block Services' processing equipment and standards of trademark usage.

3.       RIGHTS, DUTIES AND OBLIGATIONS OF TAX MASTERS AS SERVICER FOR RAL
         ORIGINATOR.

         3.1      Establishment of RAL and RAC Accounts and Making of Loans.

                  (a) Designation of RAL Originator. Tax Masters has designated ICB as the RAL Originator for the 2004 Tax Period.

                  (b) Establishment of Accounts. Except as otherwise limited by this Agreement, Tax Masters shall process RAL and RAC Applications for the 2004 Tax Period and

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subsequent Tax Periods during the term of this Agreement as servicer for the
RALs and RACs with respect to such Applications received electronically from Block Services by the RAL Originator according to the RAL Originator's Final Credit Criteria, within the same day of the RAL Originator's receipt; provided, however, in either case, such Applications must be received by Tax Masters as servicer for the RAL Originator by 9:00 a.m. Eastern Standard or Daylight Savings Time (as the case may be). On behalf of the RAL Originator, Tax Masters as servicer shall establish an account ("RAL Account") for the RAL Customer and the RAL Originator (and any successor participant in all or any portion of a RAL) shall have the right to offset against the RAL and RAC all sums received from the IRS or state taxing authorities which are deposited in the RAL Account in connection with such RAL Customer's refund up to the amount of the RAL or RAC inclusive of any Final RAL and RAC Fee or other fees or charges. In the event that a RAL Customer is mailed a refund check rather than receiving the refund electronically in the RAL Account, or receives a refund less than the amount anticipated, the RAL Originator shall have the right under the RAL Check Loan Agreement with the RAL Customer to be paid directly by such RAL Customer. Such check may be modified from time to time to comply with regulatory requirements.

                  (c) Making of Refund Anticipation Loans. Notwithstanding the foregoing, the RAL Originator is not obligated to make a loan to a RAL Customer until such RAL Customer's RAL Application is approved by Tax Masters as servicer for the RAL Originator in accordance with the RAL Originator's Final Credit Criteria. Subject to the Final Credit Criteria and approval of the loans as aforesaid, the RAL Originator has committed to (and Tax Masters shall ensure that all future RAL Originators commit to) make RALs to all customers who make RAL Applications for same at, or whose Returns or RAL Application is processed through, any Block Office. Notwithstanding any other provision of this Agreement to the contrary, Tax Masters as servicer for the RAL Originator shall process such RALs or RACs on terms, and provide a level of services to RAL Customers, which are reasonably competitive with the terms and level of services offered by at least one or more Other RAL Originators (as defined below) to their customers. In establishing such reasonably competitive terms, Tax Masters as servicer for the RAL Originator shall in its good faith judgment design and recommend for approval by the RAL Originator a RAL Program that balances the need for high volumes with adequate fee pricing to generate optimum RAL Program revenues. If Block Services notifies Tax Masters on or after January 1, but on or before October 1 of any Tax Period during the term hereof that the terms pursuant to which the RAL Originator makes loans to RAL Customers, or the level of services provided to RAL Customers, are not reasonably competitive with the terms or level of services being offered or to be offered by at least one or more other RAL originators which make RALs or RACs similar to those contemplated by this Agreement ("Other RAL Originators"), Tax Masters as servicer for the RAL Originator shall recommend to the RAL Originator modifications to the RAL Program, or to the level of services provided to such customers, in a manner which makes such terms and level of services reasonably competitive with the terms and level of services offered by at least one or more Other RAL Originators. Any such modification shall be made effective for the first full Tax Period following such notification. If such notification is given to Tax Masters as servicer for the RAL Originator after October 1 of any Tax Period during the term hereof, then the RAL Originator shall not be required to modify its program as described above, if such modification cannot reasonably be made more promptly, until the commencement of the second full Tax Period which begins after such notification.

         3.2 Deduction of Additional Charges. Tax Masters as servicer for the RAL Originator shall upon receipt of a RAL Customer's check reconciliation record remit on the same banking business day directly by way of an ACH credit to the appropriate Block Offices' company account the additional fees or charges authorized by the RAL Customer for payment to the Block Office, including without limitation, tax preparation fees. In the event it becomes necessary to process a significant number of RAL Applications resulting in a significant backlog in Tax Masters as servicer for the RAL Originator remitting to the Block Offices the aforesaid fees and charges, then Tax Masters, as servicer for the RAL Originator, shall notify Block Services of the delay and at such time the parties will negotiate in good faith a reasonable fee to compensate Block Services for any additional increase in Block Services' cost of funds resulting from such delay in remitting such fees and charges.

         3.3      Replacement RAL and RAC Checks. In connection with Section
1.12 relating to lost checks, Block Services shall issue a RAL Originator replacement check to the RAL or RAC Customer upon receipt from Tax Masters as servicer for the RAL Originator of an electronic approval to issue such check within twenty-four (24) hours after receiving an electronic indication from Block Services that Block Services has in its possession an indemnifying bond executed by the RAL Customer. Such electronic indication shall constitute a conclusive presumption of receipt by Block Services of such indemnifying bond and Block Services shall indemnify and hold Tax Masters and the RAL Originator harmless from any loss in the event such indemnifying bond is lost or has in fact not been obtained.

         3.4 Compliance with Laws, Rules and Regulations. In connection with RAL Applications and the procuring, processing and extension of RALs, Tax Masters as servicer for the RAL Originator shall comply with all applicable laws, rules and regulations. In addition, Tax Masters shall enforce the provisions of the agreement between Tax Masters and the RAL Originator requiring the RAL Originator to comply with all applicable laws, rules and regulations.

         3.5 RAL Originator Sale and Servicing Agreement. Block Services acknowledges that it has received a redacted copy of the Sale and Servicing Agreement entered into by Tax Masters with ICB. Without the prior written consent of Block Services, such consent not to be unreasonably withheld, conditioned or delayed, Tax Masters hereby agrees not to amend such agreement in any way that (a) modifies or alters the rights of ICB to use (i) Block Services' or any of its Affiliates' tradenames, trademarks and the like or (ii) RAL Customer information other than in its capacity as a RAL Originator, or (b) would materially adversely affect any of the rights of Block Services associated with the RAL Program. Tax Masters shall strictly enforce the provisions of the Sale and Servicing Agreement prohibiting ICB and its Affiliates from soliciting RAL Customers for any other product or service.

         3.6 Indemnification. Except as otherwise limited by this Agreement and except as specifically set forth in Section 1.12 with respect to the care and custody of disbursement checks by Block Services, Tax Masters will indemnify, hold harmless and reimburse Beneficial Franchise, and any of the Block Companies or their respective Affiliates (whichever has incurred the loss), its officers, directors and employees for all direct out-of-pocket expenses and costs, including but not limited to, attorneys' fees, judgments, penalties, payments of other direct expenses and payments in settlement or other disposition of, or in connection with, any claims, disputes, controversies or litigation arising out of (i) the failure of Tax Masters to perform its duties and responsibilities under this Agreement, or (ii) the failure of the RAL Originator to perform its duties and responsibilities under any agreement between Tax Masters and the RAL Originator relating to the RAL Program. Notwithstanding any other provision herein, if Tax Masters breaches any of its obligations hereunder and any such breach results in a claim for damages by the RAL Originator against any of the Block Companies or their Affiliates, then such Block Company and such Affiliate shall have the right to indemnification from Tax Masters pursuant to the preceding sentence. Tax Masters may retain attorneys of its own selection to represent it at Tax Masters' expense. Tax Masters shall direct the defense of the claim; provided, however, Tax Masters shall not compromise or settle any claim or action without the prior approval of Block Services and Tax Masters. If Block Services, Block Tax Services or Beneficial Franchise is named a party to any action or proceeding for which Tax Masters has a duty of indemnification pursuant to this Section 3.6, Block Services, Block Tax Services or Beneficial Franchise, as applicable, shall have the right to directly defend any such action or proceeding by retaining attorneys of its own selection to represent it at Tax Masters' expense. Provided, however, neither Block Services nor Block Tax Services nor Beneficial Franchise shall compromise or settle any such claim or action without prior consultation with Tax Masters.

4.       RIGHTS, DUTIES AND OBLIGATIONS OF BENEFICIAL FRANCHISE.

         4.1 Licenses. Beneficial Franchise hereby grants to Block Services a nonassignable, nonexclusive right and license under U.S. Patent No. 4,890,228 and U.S. Patent No. 5,193,057 ("Patent Rights") to use any data processing system or any method falling within the scope of any claim of the Patent Rights. Beneficial Franchise also grants to Block Services the exclusive right to grant sublicenses to use any data processing system or method falling within the scope of any claim of the Patent Rights to any Person or entity which is involved in the processing of RALs or RACs (whether through Electronic Filing, or the taking, presenting or handling of applications for RALs or RACs) but only to the extent that the RAL or RAC is processed in any manner through an Electronic Filing system majority owned or operated by Block Services or used by any Block Office for a substantial portion of such office's Electronic Filings. Such Person or entity shall hereinafter be referred to as a "Block RAL Processor". Block Services agrees to grant such a sublicense to any Major Franchisee or affiliate of Block Services which uses the RAL Originator to make RALs or RACs to its customers. Any sublicense granted by Block Services shall contain provisions corresponding to those of this Agreement regarding termination of Block Services' Patent Rights and shall not include the right to sublicense to other parties. Beneficial Franchise hereby waives and fully releases Block Services and any Block RAL Processor from any claims for infringement of Patent No. 4,890,228 and Patent No. 5,193,057 arising from RALs or RACs made prior to or during the terms of Block Services' rights under the license granted in this Section.

         4.2 Warranties. Beneficial Franchise represents and warrants that it is the owner of Patent Rights and has the right to grant the rights and licenses described herein. BENEFICIAL FRANCHISE MAKES NO WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SUBJECT MATTER OF THESE LICENSES.

         4.3 Indemnification. Except as otherwise limited by this Agreement and as specifically set forth in Section 1.12 with respect to the care and custody of disbursement checks by Block Services, Beneficial Franchise will indemnify, hold harmless and reimburse Tax Masters, Royalty and Block Services or their respective Affiliates (whichever has incurred the loss) (the "Beneficial Franchise Indemnified Parties"), its officers, directors and employees for all direct out-of-pocket expenses and costs, including but not limited to, attorneys' fees, judgments, penalties, payments of other direct expenses and payments in settlement or other disposition of, or in connection with, any claims, disputes, controversies or litigation arising out of the failure of Beneficial Franchise to perform its duties and responsibilities under this Agreement or for any claims, disputes, controversies or litigation arising out of or involving Patent Nos. 4,890,228 and 5,193,057. Beneficial Franchise may retain attorneys of its own selection to represent it at Beneficial Franchise's expense. Beneficial Franchise shall direct the defense of the claim; provided, however, Beneficial Franchise shall not compromise or settle any claim or action without the prior approval of Block Services and Tax Masters, as applicable. If Block Services or Tax Masters is named a party to any action or proceeding for which Beneficial Franchise has a duty of indemnification pursuant to this Section 4.3, Block Services or Tax Masters, as applicable, shall have the right to directly defend any such action or proceeding by retaining attorneys of its own selection to represent it at Beneficial Franchise's expense. Neither Block Services nor Tax Masters shall compromise or settle any such claim or action without prior consultation with Beneficial Franchise.

         4.4      Expiration of Licenses. Block Services' licenses under Section
4.1 above shall run until the termination of this Agreement in accordance with Sections 6.1 or 6.3, as applicable, except under those circumstances set forth in Section 6.3, pursuant to which the licenses shall survive the termination of this Agreement ("Survival Provisions"). Unless Block Services' licenses survive termination pursuant to the Survival Provisions, termination of Block Services' licenses under the Patent Rights shall terminate any sublicenses granted by Block Services.

5.       LICENSE AND SUBLICENSE TO TAX MASTERS OF CERTAIN RIGHTS.

         5.1 Sublicense of Rights Under Patent. Block Services hereby grants to Tax Masters (including in its capacity as servicer for the RAL Originator) a nonexclusive and nonassignable right and license under the Patent Rights to use, and the right to sublicense to the RAL Originator to use, any data processing system or any method falling within the scope of any claim of the Patent Rights in connection with the making of RALs and issuing of RACs to any RAL Customer which uses a Block Office for Electronic Filing of a Return.

         5.2 License of Trademarks. Royalty hereby grants to Tax Masters (including in its capacity as servicer for the RAL Originator) a nonexclusive and nonassignable right and license to use, and to sublicense to the RAL Originator to use, the name and trade or service mark "H & R Block" and such other trade or service marks that Block Services may from time to time designate for use in connection with its RAL Program (collectively, the "Block Licensed Marks") in connection with the making and processing of RALs and RACs for RAL Customers. Neither Tax Masters nor its Affiliates shall use, nor shall any sublicense by Tax Masters to the RAL Originator permit the RAL Originator to use, the Block Licensed Marks for any purpose except the purposes specifically set forth herein. Any use of the Block Licensed Marks and all goodwill generated thereby shall inure to the benefit of Royalty. All uses of the Block Licensed Marks shall be approved in advance by Royalty and shall be at all times in compliance with any standards which Royalty may impose in writing from time to time regarding such use. All rights in and to the Block Licensed Marks which are not specifically granted to Tax Masters shall remain with Royalty. Tax Masters shall cooperate, and shall cause the RAL Originator pursuant to the terms of any sublicense to cooperate, with Royalty in the protection and defense of the Block Licensed Marks and in the prosecution, at Royalty's sole option, of infringers of the Block Licensed Marks. Tax Masters shall not register nor seek to register, and any sublicense by Tax Masters to the RAL Originator shall prohibit the RAL Originator from registering or seeking to register, any trade or service mark, logotype or commercial symbol used by either of them in the exercise of the rights licensed under this Section 5.2 or sublicensed by Block Services to Tax Masters pursuant to the immediately preceding Section 5.1 of this Agreement. Royalty waives and releases Tax Masters, from and against, any and all claims of liability arising in any manner from the use by Tax Masters of the Block Licensed Marks prior to July 19, 1996. The Block Licensed Marks and access granted by Block Services to Tax Masters (including in its capacity as servicer for the RAL Originator) shall terminate upon termination of this Agreement.

         5.3 Access to Block Offices. Tax Masters shall, with Block Services' prior written consent, have access to the Block Offices (to the extent it is able to do so with respect to Corporate Franchises) for the purpose of assisting and facilitating the operation of the RAL Program at such Block Offices. Any consent of Block Services shall be in accordance with a procedure mutually agreed upon by Block Services and Tax Masters on or before August 1 of each Tax Year during the term hereof.

         5.4 RAC License Fee. Tax Masters as servicer for the RAL Originator shall cause to be paid to Block Services a license fee of $6.88 for each RAC issued by the RAL Originator pursuant to this Agreement during the 2004 Tax Period and future Tax Periods, except that there shall be no license fee for a RAC for which a RAL Customer has chosen to receive his or her funds by Direct Deposit into his or her IRA or Auto Investor account at an Affiliate of Block Companies. The license fee described in this Section 5.4 (the "RAC License Fee") shall be paid by credit to Block Services' account by ACH credit to the appropriate Block Office's company account.

6. TERM; ANNUAL DETERMINATION OF RAL AND RAC FEES; TERMINATION; EFFECT OF TERMINATION.

         6.1 Term of Agreement; Renewal. The term of this Agreement shall commence as of July 19, 1996 and shall expire on June 30, 2006 ("Term"). In the event this Agreement has not been sooner terminated as set forth in Section 6.3 below, the parties agree to review this Agreement prior to each Tax Period with a view toward entering into reasonable, good faith discussions concerning revisions to the relationship represented by the terms hereof, among Block Companies and Household Companies regarding the making of RALs and issuing of RACs. Such revisions, if any, shall be upon such terms as are mutually agreeable to the parties thereto. If such revisions are not agreed to, this Agreement shall continue on the terms and conditions set forth herein.

         6.2      Annual Determination of RAL and RAC Fees and Credit Criteria.

                  (a) Tax Masters as servicer for the RAL Originator, after consultation with the RAL Originator, annually shall make an initial determination of the RAL and RAC fees to be paid by each RAL Customer (the "Initial RAL and RAC Fees"). Tax Masters shall provide Block Services with such Initial RAL and RAC Fees no later than August 15 of each year, with the actual final RAL and RAC fees to be established by Tax Masters as servicer for the RAL Originator, after consultation with the RAL Originator, no later than September 15 of each year ("Final RAL and RAC Fees").

                  (b) Tax Masters as servicer for the RAL Originator, after consultation with the RAL Originator, shall make an initial determination of the RAL credit criteria no later than August 15 of any year during the Term ("Initial Credit Criteria") and, after consultation with the RAL Originator, shall establish final credit criteria ("Final Credit Criteria") together with the Qualifying Procedures on Schedule 1.3 no later than September 15 of such year for the ensuing Tax Period.

                  (c) Tax Masters as servicer for the RAL Originator, after consultation with the RAL Originator, shall provide to Block Services as
Schedule I to this Agreement, the Initial Credit Criteria and the Initial RAL and RAC Fees. Such Schedule may be updated by Tax Masters as servicer for the RAL Originator, after consultation with the RAL Originator, on or before September 15 of each year.

                  (d) On or before September 15 of each year, Tax Masters as servicer for the RAL Originator, after consultation with the RAL Originator, agrees to provide to Block Services as Schedule 1.3 to this Agreement the Qualifying Procedures, and as Schedule II to this Agreement the Final Credit Criteria and the Final RAL and RAC Fees for the ensuing Tax Period provided, however, that in the event that significant external events or occurrences beyond Tax Masters' control become known to Tax Masters at any time after Tax Masters' determination of the Final Credit Criteria and Final RAL and RAC Fees each year that are likely to affect materially net RAL and RAC revenues of Tax Masters and the RAL Originator for that year, Tax Masters as servicer for the RAL Originator, after consultation with the RAL Originator may, after discussion with Block Services, and upon not less than ten (10) days (or two (2) days during any Tax Period) notice to Block Services promptly modify the RAL Program Final Credit Criteria or Final RAL and RAC Fees but only to an extent which is reasonable under the circumstances, and only until the effect of such event or occurrence ends or until the end of the first Tax Period in which such event or occurrence has or is likely to have the above-described effect.

                  (e) Notwithstanding any other provision in this Agreement, the RAL Originator, in its exclusive discretion, shall, on advice and recommendation of Tax Masters as servicer for the RAL Originator, establish the Initial RAL and RAC Fees, the Final RAL and RAC Fees, the Initial Credit Criteria and the Final Credit Criteria used by Tax Masters as servicer for the RAL Originator in the RAL Program.

         6.3      Termination and Cure.

                  (a) Termination. Any party may at its option terminate this Agreement upon ten (10) days prior written notice to all other parties if
(i) any other party is in material default in the performance of any of its obligations or duties under this Agreement and the party in default shall fail to commence cure within such 10-day period or shall fail thereafter diligently to prosecute a cure to completion within a reasonable time thereafter, which reasonable time shall be based on the nature of the default and the steps required to cure, but which in all events shall not exceed forty-five (45) days from the notice of default (or ten (10) days from the notice of default during a Tax Period), provided, however, that in all events any such cure must be accomplished without substantial unreimbursed expense or damage to any other party by reason of the cure; (ii) the IRS and/or state taxing authority withdraws or materially changes the implementing revenue procedures sanctioning RALs or RACs to the substantial detriment of that party; (iii) the operation of the RAL Program or the Electronic Filing program is made infeasible or impractical by (x) legal or regulatory determinations, enactments or interpretations or (y) significant external events or occurrences beyond that party's control provided that the parties shall first mutually endeavor in good faith to employ reasonable efforts to modify the program in a manner resolving the problems caused by such legal, regulatory, or significant external events or occurrences.

                  In the event that this Agreement is terminated by any party on the basis of clause (i) if the party in default is Block Services, clause (ii) or clause (iii), the non-exclusive license provided to Block Services by Beneficial Franchise shall terminate effective upon the date of termination of this Agreement. If this Agreement is terminated on the basis of clause (i) if Block Services is not the party in default, the license provided by Beneficial Franchise to Block Services under Section 4.1 and the right to sublicense under
Section 4.1 shall survive such termination.

                  (b) Certain Cure. For purposes of Section 6.3(a), if the default with respect to which Block Services gives notice of termination is the failure or inability of RAL Originator to make RALs or RACs as required by this Agreement, then cure shall be accomplished, and no termination of this Agreement shall result to the extent that Tax Masters arranges, subject to Block Companies' rights under the Second ICB Consent Letter, for a substitute performance by another RAL originator or RAC issuer, and such other RAL originator or RAC issuer commences, within the appropriate cure period set forth in Section 6.3(a) (45 days, or 10 days during the Tax Period), to make the RALs and issue RACs which RAL Originator was unable to do. Block Services and Tax Masters as servicer for the RAL Originator shall use their respective best efforts in attempting to arrange for such substitute performance. The provisions of this Section 6.3(b) shall not relieve Tax Masters as servicer for the RAL Originator of its obligations to (i) diligently complete cure under Section 6.3(a) so that RAL Originator can again make RALs and issue RACs notwithstanding substitute performance under this Section 6.3(b) in the interim by an other RAL Originator; and (ii) compensate Block Services for expenses and damages as described in Section 6.3(a). Also, the provisions of this Section 6.3(b) shall not be used by Tax Masters to avoid the provisions of Section 8.5 dealing with assignment of rights and obligations under this Agreement.

         6.4 Effect of Termination. After any termination, the RAL and RAC accounts established by the RAL Originator will continue to be the property and responsibility of the RAL Originator which established such RAL and RAC accounts. Termination shall not affect existing obligations.

         6.5 Return of Confidential Information. Upon termination of this Agreement, the parties will return to any furnishing party all confidential information received in connection with this Agreement and certify in writing to such furnishing party that such receiving party has not retained any copies of such confidential information; provided, notwithstanding any other provision herein, that any information that Tax Masters provides to the RAL Originator in carrying out its obligations under this Agreement that the RAL Originator is required as a regulated institution to retain shall not be subject to the return provisions herein during the period of such legally required retention.

7.       CONFIDENTIALITY AND PRIVACY OF INFORMATION.

         7.1 Proprietary Information. Each of the parties is informed and acknowledges that implementation and operation of the service of offering of RALs and RACs (the "RAL Program") described in this Agreement will involve the use of certain systems, computer programs and/or other data including business information or trade secrets ("Proprietary Information") that are proprietary to the respective parties. Such Proprietary Information shall be identified as "confidential" or "proprietary" by the respective parties. Each party will retain in confidence all Proprietary Information received in connection with this Agreement and limit access to or disclosure of such Proprietary Information received in connection with this Agreement solely for the purpose of operation of the RAL Program under this Agreement. To this end, the recipient will employ the same degree of care to avoid disclosure of such information that it employs with respect to its own information deemed confidential. Subject to Section 7.4, such obligation of confidentiality shall not extend to any information which is shown to have been known by the receiving party prior to disclosure to it by the other party or parties hereto or generally known to others engaged in the same trade or business as the furnishing party, or that is or shall become part of public knowledge through no act or omission by the receiving party or its directors, officers, employees, professional advisors or other representatives, or that shall have been lawfully received by the receiving party from a third party which the receiving party does not know and has no reason to believe is under any obligation of confidentiality with respect to such information.

         7.2      Privacy of Information.

                  (a) Privacy of Customer Information. Notwithstanding anything in this Agreement to the contrary, a party receiving nonpublic personal information (the "Receiving Party") from any party which obtained such nonpublic personal information from a customer or consumer (the "Disclosing Party"), agrees that it will not disclose such nonpublic personal information of customers and consumers of Disclosing Party to non-affiliated third parties or use such nonpublic personal information for any purpose other than satisfying Receiving Party's duties and obligations under this Agreement, unless the consumer or customer has consented to such use or it is otherwise permitted by applicable law, provided that Tax Masters shall have the right to disclose to the RAL Originator information it deems reasonably necessary to carry out its obligations under the RAL Program. Any such use or disclosure by Receiving Party of nonpublic personal information of customers and consumers of the Disclosing Party shall be in compliance with federal and state laws, rules and regulations.

                  (b) Obligations of Receiving Party to Safeguard Customer Information. In addition to any other obligations of Receiving Party set forth in this Agreement, Receiving Party agrees to implement and maintain safeguards for the nonpublic personal information of customers and consumers of Disclosing Party, which shall be consistent with the requirements of 16 CFR 314, as directed by the Disclosing Party, but in no event less than the standard of care Receiving Party uses to protect its own information of similar sensitivity. Receiving Party may permit access and usage of nonpublic personal information of customers and consumers of Disclosing Party to Receiving Party's Affiliates in order to exercise its rights and perform its obligations under this Agreement and any related agreements among the parties (including but not limited to the rights under Section 1.4), provided that Receiving Party shall require that any of its Affiliates that are permitted such access and/or usage agree not to disclose such information to any third party except as otherwise permitted by Section 7.2(a) herein. Receiving Party will allow Disclosing Party to reasonably audit Receiving Party's compliance with its obligations under this Section 7.2. All terms used in this Section shall have the same meanings, where the context permits, as set forth in 16 CFR Parts 313 and Part 314.

         7.3 Conduct Prohibited. Notwithstanding anything in this Section 7 to the contrary and notwithstanding any consent from a RAL Customer, Tax Masters and Beneficial Franchise agree that they will not, and Tax Masters shall enforce the obligation of the RAL Originator under the agreement between Tax Masters and the RAL Originator that the RAL Originator and any of its Affiliates not, (a) use Block Services' name (including the H&R Block and the Block Financial Corporation names), or the names of any of Block Services' Return preparers, in any communications with RAL Customers or other Persons except in carrying out RAL Originator's, Tax Masters' and Beneficial Franchise's obligations under this Agreement and the agreement between Tax Masters and the RAL Originator; (b) target or solicit Block Services' RAL Customers for any individual retirement account or similar or alternative retirement account; or (c) use or disclose the fact that a RAL Customer was a customer of Block Services or Block Financial Corporation, without Block Services' prior written consent except as necessary to carry out RAL Originator's, Tax Masters' and Beneficial Franchise's obligations under this Agreement and the agreement between Tax Masters and the RAL Originator.

         7.4 Sharing of Return and RAL Application Data. Subject to Section 7.3, Tax Masters may share any data from a RAL Customer's Return and RAL Application with any of its Affiliates and, solely for purposes of carrying out its obligations under this Agreement, to the RAL Originator; provided that it shall obtain appropriate consents for such sharing that are compliant with 26 USC Sections 7216 and regulations promulgated thereunder, and further provided that it complies with the requirements of the Gramm Leach Bliley Act and 16 CFR
313. Tax Masters, upon obtaining appropriate consents from RAL Customers, may share any data from such RAL Customers' Returns and RAL Applications with any of their Affiliates.

         7.5 Survival. The obligations of the parties under this Section 7 shall survive the expiration or termination of this Agreement.

8.       MISCELLANEOUS.

         8.1 Offering of RALs and RACs. Block Services, through Block Offices, shall not offer directly or indirectly any RALs or RACs to any of its customers except in connection with a RAL Program offered by or through Tax Masters as servicer for the RAL Originator and Block Services through Block Offices, or Major Franchisees or subfranchisees of Major Franchisees who are participating in the RAL Program. In the event Tax Masters offers a RAL program

(either directly or through a RAL originator) to subscribers other than Block Services with a RAL or RAC fee less than those offered in Tax Masters' RAL Program with Block Services, Tax Masters shall provide RALs or RACs in conjunction with Tax Masters' RAL Program with Block Services at the same or lower RAL or RAC fees offered in conjunction with such other subscribers.

                  Block Services agrees that for each Tax Period during this Agreement, except as otherwise agreed by the parties in the Second ICB Consent Letter, RAL Originator will be the RAL originator and RAC issuer for 100% of Block Offices, other than Corporate Franchises. Block Services shall use reasonable good faith efforts to cause Tax Masters to be the facilitator of RALs and RACs for 100% of the Corporate Franchises, but Block Services cannot assure or guarantee that any such Corporate Franchise will use a particular RAL and RAC facilitator.

         8.2 Audit Rights of the Parties. Each party agrees that they will each make the applicable files, books and records available to the nationally recognized firm of independent certified public accountants of the other parties as such parties may reasonably request in connection with any of the requirements to be completed or payments to be made under this Agreement. Each party shall furnish to the other parties all such information concerning transactions and services provided by it pursuant to those sections as the requesting parties may reasonably request, and permit the other parties and their authorized representatives reasonable access, during normal business hours, to audit the books and records of such party as they relate to any aspect of those sections. In addition, Tax Masters shall have the right to obtain access to such information for the RAL Originator to the extent necessary to enable the RAL Originator to comply with its obligations under applicable laws and regulations.

         8.3 Other Agreements. Each party warrants that its execution of this Agreement does not constitute a violation of any agreement or relationship to which it is a party.

         8.4 Use of Name; Agency. Except as otherwise set forth herein, Tax Masters, Beneficial Franchise and Block Companies agree not to use the trade names or service marks of any other party without the other party's express written consent and Tax Masters agrees to enforce the obligation of the RAL Originator under the agreement between Tax Masters and the RAL Originator that the RAL Originator not use the trade names or service marks of Block Services or its Affiliates without Block Services' express written consent. Block Services also agrees not to use the name of the RAL Originator without first obtaining Tax Masters' consent as servicer for the RAL Originator. This Agreement does not establish or create a joint venture among any of the parties to this Agreement or the employees, agents or representatives of the respective parties are not the partners, agents or representatives of each other. Tax Masters and Beneficial Franchise agree to Block Services' use during the term of this Agreement of the trademark "Because it's your money" in connection with Block Services' tax preparation and RAL Program and other products offered by Block Services from time to time and related advertising; except that with respect to such other non-tax related products of Block Services, if Tax Masters or its Affiliates are using such trademark in connection with products that are comparable to Block Services' (and not part of a joint offering with Block Services), Block Services shall obtain prior approval from Tax Masters or its Affiliates as the case may be for the use of such trademark.

         8.5 Assignment. Except at set forth in Section 6.3(b), any party's rights under this Agreement may not be assigned without the prior written consent of the other parties upon thirty (30) days prior written notice, which consent shall not be unreasonably withheld.

         8.6 Litigation. In the event of litigation among the parties with respect to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees from the losing party or parties, including such fees incurred during any such litigation on appeal.

         8.7 Excusable Delays. If the performance of the obligations hereunder of any party to this Agreement is prevented, restricted or interfered with by reason of fire, or other casualty or accident, strikes or labor disputes, war or other violence; any law, order, proclamation, regulation, ordinance, demand, or requirement of any government agency; or any act or condition whatsoever beyond such party's reasonable control (provided, however, that the failure of any computer hardware, software, or communication system maintained by Tax Masters in connection with the RAL Program shall not be "excused" under this Section, to the extent such failure is not caused by or the result of any of the above-mentioned factors or conditions); such party, upon giving prompt notice to the other parties, shall be excused from such performance to the extent of such prevention, restriction or interference; and such non-performance shall not constitute a default under this Agreement, provided, however, that such party shall use reasonable efforts, including, without limitation, the best efforts referred to in Section 6.3(b) to arrange for substitute performance and to avoid or remove such causes of non-performance, and shall continue performance hereunder whenever such causes are removed.

         8.8 Contingent Issuing of Checks by RAL Originator. In the event it becomes infeasible due to events or occurrences beyond the parties' control for Block Offices to issue RAL or RAC disbursement checks directly to RAL Customers, then the parties agree that Tax Masters as servicer for the RAL Originator shall issue such checks directly to RAL Customers. If any check is mailed by the RAL Originator, Tax Masters as servicer for the RAL Originator shall mail the check to the RAL Customer within the same day of RAL Originator's receipt of the RAL Customer's RAL Application provided, however, in either case, such RAL Application must be received by the RAL Originator by 9:00 a.m. Eastern Standard or Daylight Savings Time (as the case may be).

         8.9 DISCLAIMERS. BLOCK COMPANIES' AND HOUSEHOLD COMPANIES' OBLIGATIONS UNDER THIS AGREEMENT ARE IN LIEU OF ALL WARRANTIES, EXPRESS OR IMPLIED, EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.12 WITH RESPECT TO BLOCK SERVICES' CARE AND CUSTODY OF THE DISBURSEMENT CHECKS, NEITHER BLOCK COMPANIES NOR HOUSEHOLD COMPANIES WILL BE LIABLE FOR INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR INCOME, LOSS OF USE OR OTHER BENEFITS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES PERFORMED HEREUNDER. PROVIDED, HOWEVER, WITH RESPECT TO BLOCK SERVICES' RESPONSIBILITIES UNDER SECTION 1.12, THE PARTIES AGREE THAT BLOCK SERVICES WILL NOT BE LIABLE FOR INCIDENTAL, SPECIAL, OR INDIRECT DAMAGES BUT WILL BE LIABLE FOR ANY INTEREST CHARGES. It is the responsibility of Block Services to ensure that all of its files are adequately duplicated and documented. Tax Masters will not be responsible for duplicating its files, or for the cost of reconstructing data stored on disc files, tapes, memories, etc., lost during the course of performance of its obligations under this Agreement.

         8.10 Applicable Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware.

         8.11 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, addressed to each as follows:

         If to Block Companies to:   H & R Block Services, Inc.
                                     4400 Main Street
                                     Kansas City, Missouri 64111
                                     Attn: Jeffery W. Yabuki

         If to any one or more of
         Household Companies to:     Household Tax Masters Inc.
                                     200 Somerset Corporate Blvd.
                                     Bridgewater, New Jersey 08807
                                     Attention: Patrick A. Cozza

                  Any party may change the address to which it desires notices to be sent by giving the other parties ten (10) days prior notices of any such change.

                  Any notice shall be deemed given upon its receipt by the party to whom the notice is addressed.

         8.12 Other Financial Services. Block Services agrees to consult with Tax Masters regarding financial products and services created by Block Services or Tax Masters or their Affiliates that may be offered through Block Services' company-owned tax offices. In the event Block Services determines to introduce a financial product or service provided by a third party (other than a direct or indirect subsidiary of H&R Block, Inc.) through company-owned tax offices (a "Third-Party Product"), Block Services agrees to consult with Tax Masters regarding such Third-Party Product and negotiate in good faith with Tax Masters (or an Affiliate of Tax Masters) for Tax Masters (or such Affiliate or the RAL Originator designated by Tax Masters) to offer and provide such Third-Party Product through Block Services' company-owned tax offices. Notwithstanding the foregoing sentence, this Section 8.12 shall not apply to any Third-Party Product with respect to which (i) Block Services (or its Affiliates) are conducting discussions within the six (6) month period ending on the date of this Agreement or (ii) a third party approached Block Services or its Affiliates and initiated discussions concerning such Third-Party Product subject to the terms of a confidentiality agreement between Block Services (or its Affiliates) and such third party; provided that, to the extent permitted by any applicable confidentiality agreement (as determined by Block Services (or its Affiliates) in its or their sole discretion), Block Services will consult with Tax Masters (or its Affiliates) regarding such Third-Party Product.

         8.13 Severability. If any provision of this Agreement, compensation to Block Services described herein, Final Credit Criteria or Final RAL and RAC Fees charged to customers of

Block Services, shall for any reason be held to be invalid, illegal or unenforceable, such invalidity shall not otherwise affect the validity of this Agreement or any other provision hereof, and this Agreement shall be interpreted and construed as if such provision, to the extent invalid, had not been contained herein. In such event, the parties shall in good faith endeavor to redesign the RAL Program or the terms hereof in a manner consistent with the intent of this Agreement pursuant to Section 6 hereof.

         8.14 Modifications to Agreement. This Agreement supersedes the First Amended and Restated Operations Agreement. Each party represents and warrants that there are no oral understandings between or among them that differ from the terms and conditions of this Agreement. This Agreement may be modified only by a written agreement signed by all of the parties.

         8.15 References to RALs. Unless otherwise specified in this Agreement, any general reference to a RAL in this Agreement shall be meant to also refer to an Instant RAL, which is a RAL under which a credit decision is made prior to Block Services receiving positive acknowledgment of the underlying Return's acceptance for Electronic Filing and the Notification from the IRS, and a Classic RAL, which is the name sometimes used for a RAL to distinguish it from an Instant RAL when Instant RALs are offered.

         8.16 Instant RALs. Tax Masters, as servicer for the RAL Originator, may offer Instant RALs to certain customers in the 2003 Tax Period. Tax Masters may, however, upon forty-eight (48) hours prior written notice to Block Services, stop offering Instant RALs at any time in its discretion during the 2003 Tax Period. Tax Masters and its Affiliates shall retain ownership of its proprietary rights, including intellectual property rights, in the Instant RAL product.

         8.17 File Sharing. Tax Masters as servicer for the RAL Originator shall provide the following files to Block Services for use in the 2003 Tax Period and future Tax Periods:

                  (a) Guaranteed Loan Offer ("GLO") Processing File. This file is generated from the 2003 GLO file received from Experian. It is coded and incorporated into the TPS software. Block Services is prohibited from accessing and decoding such software, except in response to, and to fulfill, a consumer's request for a RAL. Block Services shall not use this file for any other purpose, including but not limited to marketing its products.

                  (b) Block Services GLO Marketing File. This file is generated from the 2003 GLO file received from Experian. Block Services may only use this file to inform its customers that they qualify for a pre-approved RAL for the 2003 Tax Period. Block Services shall not use this file for any other purpose, including but not limited to marketing its products.

                  (c) Advance RAL Processing File. This file is generated from the 2003 GLO file received from Experian. It is coded and incorporated into the TPS software. Block Services is prohibited from accessing and decoding such software, except in response to, and to fulfill, a consumer's request for a RAL. Block Services shall not use this file for any other purpose, including but not limited to marketing its products.

                  (d) History Processing File. This file is generated from the experiences of the Household Companies. It consists of RAL payment history for the last four (4) years and current bad debt. This data is used for scoring a potential Instant RAL customer, is coded, and resides in the Instant RAL decision module incorporated into the TPS software. Block Services is prohibited from accessing and decoding such software, except in response to, and to fulfill, a consumer's request for a RAL. Block Services shall not use this file for any other purpose, including but not limited to marketing its products.

         8.18 Representations and Warranties of Block Services. Block Services hereby represents, warrants and covenants that it and its subsidiaries are and shall be the owners of all Block Offices, except for offices of Corporate Franchises through the term of this Agreement. Block Services hereby further represents, warrants and covenants that it will cause its subsidiaries to perform all of the obligations of Block Services required to be performed under this Agreement. Block Services agrees to enforce the terms of any existing agreement with Corporate Franchises relating to the RAL Program.

         8.19 Effective Date. The effective date of this Agreement shall be the date first written above.

         8.20 Events Prior to Amendment and Restatement. The parties affirm that they are responsible for performing all of their agreements, duties and obligations under the First Amended and Restated RAL Operations Agreement arising out of events occurring prior to the effective date of this Agreement, and the provisions of the First Amended and Restated RAL Operations Agreement shall survive and continue to define the rights and obligations of the parties with respect to such prior events.

         8.21 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Appendix of Defined Terms attached hereto.

         8.22     Amendments Effective January 1, 2004. The parties agree that
Schedule I and II to this Agreement shall be automatically amended without further action by the parties, effective January 1, 2004, to change the $5.00 Express IRA/RAC fee and the $5.00 Tax Cut Tax Preparation Software Channel Express IRA/RAC Fee paid by Block Services on the back-end during the 2003 Tax Period, to a $2.00 fee to be paid by Block Services on the back-end for each Express IRA/RAC and each Tax Cut Tax Preparation Software Channel Express IRA/RAC established for the 2004, 2005, and 2006 Tax Periods. Notwithstanding any provision of Section 6.2 of this Agreement to the contrary, the amended $2.00 fee to be paid by Block Services on the back-end for each Express IRA/RAC and each Tax Cut Tax Preparation Software Channel Express IRA/RAC established during the 2004, 2005 and 2006 Tax Periods shall not be subject to further redetermination by the RAL Originator for the 2004, 2005 and 2006 Tax Periods.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Refund Anticipation Loan Operations Agreement to be executed by their respective officers thereunto duly authorized as of the date set forth above.

                                   HOUSEHOLD TAX MASTERS INC.

                                   By: /s/ Patrick A. Cozza
                                       -----------------------------
                                       Name: Patrick A. Cozza
                                       Title: President

                                   BENEFICIAL FRANCHISE COMPANY INC.

                                   By: /s/ Patrick A. Cozza
                                       -----------------------------
                                       Name: Patrick A. Cozza
                                       Title: Vice President

                                   H & R BLOCK SERVICES, INC.

                                   By: /s/ Jeffery W. Yabuki
                                       -----------------------------
                                       Name: Jeffery W. Yabuki
                                       Title: President

                                   H & R BLOCK TAX SERVICES, INC.

                                   By: /s/ Jeffery W. Yabuki
                                       -----------------------------
                                       Name: Jeffery W. Yabuki
                                       Title: President

                                   HRB ROYALTY, INC.

                                   By: /s/ Rosalie A. Kenny
                                       -----------------------------
                                       Name: Rosalie A. Kenny
                                       Title: President

                                   SCHEDULE I

                           INITIAL CREDIT CRITERIA AND
               INITIAL RAL AND INITIAL RAC FEE AND INITIAL ACCOUNT
                        ADMINISTRATION FEE FOR TAX PERIOD

                         January 1, 2003 - June 30, 2003

Initial Credit Criteria

1. For a RAL Applicant applying for a RAL, which is defined as a loan in an amount equal to the full amount of such Applicant's anticipated Federal Income Tax Refund ("Refund"), and which RAL is secured by a Refund which may include in part an Earned Income Credit ("EIC"), such RAL Applicant must qualify for approval using RAL Originator credit criteria which includes an IRS debt code indicating no debts or refund delays as well as credit criteria related to any scorecards as applicable.

2. Have a valid Federal Income Tax Return for Tax Year 2002 acceptable by the IRS for Electronic Filing and Direct Deposit with a Federal Tax Refund greater than two-hundred ($200) dollars and no greater than five thousand ($5,000) dollars. The maximum RAL amount for Non-EIC applicants is five thousand ($5,000) dollars inclusive of any fees or charges. The maximum RAL amount for EIC applicants is five thousand ($5,000) dollars inclusive of any fees or charges. (Applicants showing a Refund greater than $5,000 shall receive a RAL up to $5,000 and subsequently will be issued a check for the excess amount.)

3. Be 18 years of age or older or otherwise be eligible under state law to apply for and receive a RAL.

If married filing joint, either applicant (primary or spouse) must meet the minimum requirement.

If state of residence is:

         Alabama - applicant must be 19 unless married, then 18.

         Nebraska - applicant must be 19 unless married, then no age restriction.

         Puerto Rico - applicant must be 21 years old unless they have parental or guardian consent.

4. Comply with the Identification and Qualifying Procedures for a Refund Anticipation Loan through RAL Originator as set forth on Schedule 1.3.

5. Not previously have filed any Federal Income Tax Return for the tax year 2002, not have any tax due and/or tax liens from prior tax years, not owe any delinquent RALs, child support, alimony payments, student loans, V.A. loans or other Federally sponsored loans.

6. Presently, not have a petition (whether voluntary or involuntary) filed or anticipate filing, under federal bankruptcy laws.

7. Not have a RAL with RAL Originator, or any other RAL originator from a prior year that has been discharged in bankruptcy.

8. Not have paid any estimated tax and/or did not have any amount of the 2001 return applied to the 2002 return.

9. Not be presently making regular payments to the IRS for prior year unpaid taxes.

10. Not have power of attorney that is presently in effect or on file with the IRS to direct the Federal Tax Refund to any third party.

11.      Not be a non-resident alien.

12. Not be filing a Federal Income Tax Return for 2002 using a substitute W-2, Form 4852, or any other form of substitute wage and tax documentation, unless the source of the Form 4852 is a Military Leave and Earnings Statement.

13. Not be filing Form 8862, Earned Income Credit Eligibility for 2002, with the Federal Income Tax Return.

14. Not be filing a Federal Income Tax Return for 2002 and be currently incarcerated in a state or federal prison or have income earned while an inmate at a penal institution and are claiming the Earned Income Credit.

15. Not be filing a return if the 2002 income reported is solely from Schedule C or C-EZ (Profit & Loss from Business).

16. If Schedule C is present and EIC claimed, and return is not H & R Block prepared, a RAL application is not permitted unless the taxpayer is a statutory employee and the W-2 indicates statutory employee in Box 15.

17. Not be filing a return that contains a Schedule EIC and the modified adjusted gross income on the Earned Credit Worksheet for Form 1040 is different from the adjusted gross income reported on Form 1040.

                  INITIAL RAL, RAC, AND OTHER BANK PRODUCT FEES

The Initial RAL, RAC, and other bank product Fees established by the RAL Originator for the Tax Period January 1, 2003 - June 30, 2003 shall be as listed below:

                        2003 INITIAL BANK PRODUCT PRICING
                              (As of July 31, 2002)

H&R BLOCK OFFICE CHANNEL
RAL/IRAL TIERED PRICING -

-------------------------------------------------------------------------------------------
                                                                            Instant RAL Fee
           Loan Amount                                RAL Fee                (RAL + $15.00)
-------------------------------------------------------------------------------------------
$200 to $500                                           $30.00                   $45.00
-------------------------------------------------------------------------------------------
$501 to $1000                                          $40.00                   $55.00
-------------------------------------------------------------------------------------------
$1001 to $1500                                         $60.00                   $75.00
-------------------------------------------------------------------------------------------
$1501 to $2000                                         $70.00                   $85.00
-------------------------------------------------------------------------------------------
$2001 to $5000                                         $90.00                   $105.00
-------------------------------------------------------------------------------------------
Maximum Loan Amount $5000.00
-------------------------------------------------------------------------------------------
Earned Income Tax Credit Lending
(If qualified capped at $2,500.00)
-------------------------------------------------------------------------------------------
AAF                                                    $25.00
-------------------------------------------------------------------------------------------

RAC -
Maximum RAC Amount $5,500.00             $25.00

EXPRESS IRA/RAC -
No License Fee/No Participation          $5.00 (paid by Block Services on back-end)

EXPRESS IRA - RAL/RAC COMBO -            Appropriate RAL Fee based on tier level

BALANCE DUE -
No License Fee/No Participation          $0 Transaction Processing Fee for 2003 Tax Season
                                         Prime + 13.9%
                                         90 days same as cash
                                         120 days TBD

ARAL -
No License Fee/No Participation          $60.00

ON-LINE TAX PREPARATION (OTP) CHANNEL
ERA/RAL TIERED PRICING -

-------------------------------------------------------------------
           Loan Amount                                 ERA Fee (RAL)
-------------------------------------------------------------------
$200 to $500                                              $30.00
-------------------------------------------------------------------
$501 to $1000                                             $40.00
-------------------------------------------------------------------
$1001 to $1500                                            $60.00
-------------------------------------------------------------------
$1501 to $2000                                            $70.00
-------------------------------------------------------------------
$2001 to $5000                                            $90.00
-------------------------------------------------------------------
Maximum Loan Amount $5000.00
-------------------------------------------------------------------
Earned Income Tax Credit Lending
(If qualified capped at $2,500.00)
-------------------------------------------------------------------
AAF                                                       $25.00
-------------------------------------------------------------------

EXPRESS IRA/RAC -
No license fee/No participation          $5.00 (paid by Block Services on back-end)

EXPRESS IRA - RAL/RAC COMBO -            Appropriate RAL Fee

ONLINE RAC -
Via direct deposit
Block participates at $2.76              $10.00

TAX CUT TAX PREPARATION SOFTWARE CHANNEL
EXPRESS IRA/RAC -

No license fee/No participation          $5.00 (paid by Block Services on back-end)

No other bank products offered in 2003

PTS CHANNEL

No bank products offered in 2003

                                   SCHEDULE II

                            FINAL CREDIT CRITERIA AND
                  FINAL RAL AND FINAL RAC FEE AND FINAL ACCOUNT
                        ADMINISTRATION FEE FOR TAX PERIOD

                         January 1, 2003 - June 30, 2003

Final Credit Criteria

         1. For a RAL Applicant applying for a RAL, which is defined as a loan in an amount equal to the full amount of such Applicant's anticipated Federal Income Tax Refund ("Refund"), and which RAL is secured by a Refund which may include in part an Earned Income Credit ("EIC"), such RAL Applicant must qualify for approval using RAL Originator credit criteria which includes an IRS debt code indicating no debts or refund delays as well as credit criteria related to any scorecards as applicable.

         2. Have a valid Federal Income Tax Return for Tax Year 2002 acceptable by the IRS for Electronic Filing and Direct Deposit with a Federal Tax Refund greater than two-hundred ($200) dollars and no greater than five thousand ($5,000) dollars. The maximum RAL amount for Non-EIC applicants is five thousand ($5,000) dollars inclusive of any fees or charges. The maximum RAL amount for EIC applicants is five thousand ($5,000) dollars inclusive of any fees or charges. (Applicants showing a Refund greater than $5,000 shall receive a RAL up to $5,000 and subsequently will be issued a check for the excess amount.)

         3. Be 18 years of age or older or otherwise be eligible under state law to apply for and receive a RAL.

                  If married filing joint, either applicant (primary or spouse) must meet the minimum requirement.

                  If state of residence is:

                           Alabama - applicant must be 19 unless married, then
                           18.

                           Nebraska - applicant must be 19 unless married, then no age restriction.

                           Puerto Rico - applicant must be 21 years old unless they have parental or guardian consent.

         4. Comply with the Identification and Qualifying Procedures for a Refund Anticipation Loan through the RAL Originator as set forth on Schedule 1.3.

         5. Not previously have filed any Federal Income Tax Return for the tax year 2002, not have any tax due and/or tax liens from prior tax years, not owe any delinquent RALs, child support, alimony payments, student loans, V.A. loans or other Federally sponsored loans.

         6. Presently, not have a petition (whether voluntary or involuntary) filed or anticipate filing, under federal bankruptcy laws.

         7. Not have a RAL with the RAL Originator, or any other RAL originator from a prior year that has been discharged in bankruptcy.

         8. Not have paid any estimated tax and/or did not have any amount of the 2001 return applied to the 2002 return.

         9. Not be presently making regular payments to the IRS for prior year unpaid taxes.

         10. Not have power of attorney that is presently in effect or on file with the IRS to direct the Federal Tax Refund to any third party.

         11.      Not be a non-resident alien.

         12. Not be filing a Federal Income Tax Return for 2002 using a substitute W-2, Form 4852, or any other form of substitute wage and tax documentation, unless the source of the Form 4852 is a Military Leave and Earnings Statement.

         13. Not be filing Form 8379 (Injured Spouse Claim and Allocation) with the 2002 Federal Income Tax Return.

         14. Not be filing Form 8862, Earned Income Credit Eligibility for 2002, with the Federal Income Tax Return.

         15. Not be filing a Federal Income Tax Return for 2002 and be currently incarcerated in a state or federal prison or have income earned while an inmate at a penal institution and are claiming the Earned Income Credit.

         16. Not be filing a return if the 2002 income reported is solely from Schedule C or C-EZ (Profit & Loss from Business).

         17. If Schedule C is present and EIC claimed and return is not H & R Block prepared, a RAL application is not permitted unless the taxpayer is a statutory employee and the W-2 indicates statutory employee in Box 15.

         18. Not be filing Form 1310 (Statement of Person Claiming Refund Due Deceased Taxpayer) with the 2002 Federal Income Tax Return or filing a Federal Income Tax Return 1040 on behalf of a deceased taxpayer.

                   FINAL RAL, RAC, AND OTHER BANK PRODUCT FEES

         The Final RAL, RAC, and other bank product Fees established by the RAL Originator for the Tax Period January 1, 2003 - June 30, 2003 are listed below:

H&R BLOCK OFFICE CHANNEL
RAL/IRAL TIERED PRICING -

                                    2003 RAL

--------------------------------------------------------------------------------------------------------------
       Refund/RAL Tier                                                RAL COST
--------------------------------------------------------------------------------------------------------------
                                      Refund Account Fee              Finance Charge                 RAL Total
--------------------------------------------------------------------------------------------------------------
         $200 - $500                       $24.95                        $ 5.00                        $29.95
--------------------------------------------------------------------------------------------------------------
        $501 - $1,000                      $24.95                        $15.00                        $39.95
--------------------------------------------------------------------------------------------------------------
       $1,001 - $1,500                     $24.95                        $35.00                        $59.95
--------------------------------------------------------------------------------------------------------------
       $1,501 - $2,000                     $24.95                        $45.00                        $69.95
--------------------------------------------------------------------------------------------------------------
       $2,0001 - $5,000                    $24.95                        $65.00                        $89.95
--------------------------------------------------------------------------------------------------------------
Maximum Loan Amount of $5,000
--------------------------------------------------------------------------------------------------------------
Earned Income Tax Credit Lending to $5,000 if qualified (some EIC customers will be capped at $2,500 as in tax season 2002)
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
           RAC Fee                         $24.95                            --                            --
--------------------------------------------------------------------------------------------------------------
       Denied RAL (AAF)                    $24.95                            --                            --
--------------------------------------------------------------------------------------------------------------

                                 2003 Full IRAL

------------------------------------------------------------------------------------------------------------
   Refund Tier                                           Full IRAL Cost
------------------------------------------------------------------------------------------------------------
                         Refund Acct. Fee            IRAL Fee             Finance Charge              Total
------------------------------------------------------------------------------------------------------------
  $200 - $500                 $24.95                  $15.00                  $ 5.00                 $ 44.95
------------------------------------------------------------------------------------------------------------
 $501 - $1,000                $24.95                  $15.00                  $15.00                 $ 54.95
------------------------------------------------------------------------------------------------------------
$1,001 - $1,500               $24.95                  $15.00                  $35.00                 $ 74.95
------------------------------------------------------------------------------------------------------------
$1,501 - $2,000               $24.95                  $15.00                  $45.00                 $ 84.95
------------------------------------------------------------------------------------------------------------
$2,001 - $5,000               $24.95                  $15.00                  $65.00                 $104.95
------------------------------------------------------------------------------------------------------------

                   2003 Partial $750 IRAL with Subsequent RAL

---------------------------------------------------------------------------------------------------------------
                                        Partial $750 IRAL Cost                       RAL Cost           IRAL +
   Refund Tier                                  (Day 1)                               (Day 2)         RAL Total
---------------------------------------------------------------------------------------------------------------
                       Refund                          Finance          Partial         Finance
                      Acct. Fee      IRAL Fee          Charge         IRAL Total        Charge
----------------------------------------------------------------------------------------------------------------
 $200 - $500*          $24.95         $15.00            $5.00           $44.95               --           $44.95
----------------------------------------------------------------------------------------------------------------
 $501 - $1,000         $24.95         $15.00            $5.00           $44.95           $10.00           $54.95
----------------------------------------------------------------------------------------------------------------
$1,001 - $1,500        $24.95         $15.00            $5.00           $44.95           $30.00           $74.95
----------------------------------------------------------------------------------------------------------------
$1,501 - $2,000        $24.95         $15.00            $5.00           $44.95           $40.00           $84.95
----------------------------------------------------------------------------------------------------------------
$2,001 - $5,000        $24.95         $15.00            $5.00           $44.95           $60.00          $104.95
----------------------------------------------------------------------------------------------------------------

* This is a Full IRAL since partial IRALs are for $750.00

                2003 Partial $750 IRAL with Subsequent Denied RAL

----------------------------------------------------------------------------------------------------------------
                                                                                                        IRAL +
                                        Partial $750 IRAL Cost                        Denied            Denied
 Refund Tier                                    (Day 1)                              RAL Cost          RAL Total
----------------------------------------------------------------------------------------------------------------
                         Refund        IRAL          Finance         Partial           Finance
                        Acct. Fee      Fee           Charge         IRAL Total         Charge
----------------------------------------------------------------------------------------------------------------
 $200 - $500*            $24.95       $15.00          $5.00           $44.95             --             $44.95
----------------------------------------------------------------------------------------------------------------
 $501 - $1,000           $24.95       $15.00          $5.00           $44.95             $0             $44.95
----------------------------------------------------------------------------------------------------------------
$1,001 - $1,500          $24.95       $15.00          $5.00           $44.95             $0             $44.95
----------------------------------------------------------------------------------------------------------------
$1,501 - $2,000          $24.95       $15.00          $5.00           $44.95             $0             $44.95
----------------------------------------------------------------------------------------------------------------
$2,001 - $5,000          $24.95       $15.00          $5.00           $44.95             $0             $44.95
----------------------------------------------------------------------------------------------------------------

* This is a Full IRAL since partial IRALs are for $750.00

RAC -
Maximum RAC Amount $9,999.99                   $24.95
(Maximum RAC first check amount of $5,500)

EXPRESS IRA/RAC -
No License Fee/No Participation                $5.00 (paid by Block Services on back-end)

EXPRESS IRA-RAL/RAC - COMBO -                  Appropriate RAL Fee based on tier level

BALANCE DUE -
No License Fee/No Participation                $0 Transaction Processing Fee for 2003 Tax Season
                                               Prime + 13.9%
                                               90 days same-as-cash
                                               120 days same-as-cash for 2002 tax year
                                               extension filers only

Discount RAL Tests for 2003 (2002 TY) - Pricing test as follows:

Test Markets and Client DRAL fees:

Minneapolis - St. Paul, MN  -  $39.95
Columbia, SC                -  $39.95
Charleston, SC              -  $39.95
Greenville, NC              -  $39.95

Youngstown, OH - fee as follows to DRAL clients:

  Refund Tier                             Total DRAL Cost
  -----------                             ---------------
$    200 - $500                                $29.95
$  501 - $1,000                                $39.95
$1,001 - $5,000                                $49.95

IRALs in all markets will be charged an additional $15.00.

Other:

- A RAL constitutes a customer. A partial IRAL followed by a classic RAL for the balance will not be considered two RALs.

ON-LINE TAX PREPARATION (OTP) CHANNEL
ERA/RAL PRICING

                                    2003 RAL

--------------------------------------------------------------------------------------------------------------
        Refund/RAL Tier                                             RAL Cost
--------------------------------------------------------------------------------------------------------------
                                     Refund Account Fee              Finance Charge                  RAL TOTAL
--------------------------------------------------------------------------------------------------------------
         $200 - $500                       $10.00                        $19.95                        $29.95
--------------------------------------------------------------------------------------------------------------
        $501 - $1,000                      $10.00                        $29.95                        $39.95
--------------------------------------------------------------------------------------------------------------
       $1,001 - $1,500                     $10.00                        $49.95                        $59.95
--------------------------------------------------------------------------------------------------------------
       $1,501 - $2,000                     $10.00                        $59.95                        $69.95
--------------------------------------------------------------------------------------------------------------
       $2,0001 - $5,000                    $10.00                        $79.95                        $89.95
--------------------------------------------------------------------------------------------------------------
Maximum Loan Amount of $5,000
--------------------------------------------------------------------------------------------------------------
Earned Income Tax Credit Lending to $5,000 if qualified (some EIC customers will be capped at $2,500 as in tax season 2002)
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
       Denied RAL (AAF)                    $10.00                            --                            --
 (Block license fee of $2.76)
--------------------------------------------------------------------------------------------------------------

EXPRESS IRA/RAC -
No license fee/No participation          $5.00 (paid by Block Services on back-end)

EXPRESS IRA - RAL/RAC COMBO -            Appropriate RAL fee

ON LINE RAC -
Via direct deposit                       $10.00
Block license fee of $2.76

TAX CUT TAX PREPARATION SOFTWARE CHANNEL
EXPRESS IRA/RAC -

No license fee/No participation          $5.00 (paid by Block Services on back-end)

No other bank products offered in 2003

PTS CHANNEL
No bank products offered in 2003

                                  SCHEDULE 1.3

                 IDENTIFICATION AND QUALIFYING PROCEDURES FOR A
                            REFUND ANTICIPATION LOAN
                           THROUGH THE RAL ORIGINATOR

A. NEW CUSTOMER. (An applicant who has not received a RAL Originator Pre-approved Loan Offer.)

Applicant must have two forms of valid identification, one must be a picture and at least one must be from Group A.

B.       PRE-APPROVED CUSTOMERS

One acceptable form of identification must be obtained. If Resident Alien ID is presented, proof of qualifying child's residence for EIC is not required.

               GROUP A                                                  GROUP B
               -------                                                  -------
IRS Mailing label                                       Copy of Form 8453 or E-File Authentication
(within last 10 years)                                  (within last 10 years) Authorization
                                                        signed by Electronic Return Originator

IRS Telefile Tax Record

                                                        Copy of Prior Year Return
*Military ID                                            (within last 10 years) including 1040 PC.

*City/State/County Issued ID

                                                        Prior Client on File

Driver's License

                                                        Check Cashing ID

*Employee ID

                                                        Current Pay Stub

*Food Stamp ID

                                                        Department Store/Gas Credit Card

*Indian Tribal Card

                                                        Motor Vehicle Registration

Major Credit Card (Visa, MC, Amex,
Discover, Optima)                                       *School ID

                                                        Social Security Card

**Resident Alien ID

                                                        Union Membership ID

*State Welfare ID

                                                        Voter Registration Card

*U.S. Passport

                                                        IRS ITIN or ATIN Letter

Consular Card

                                                        *Must be a picture ID.

Only one ID issued in the current year is acceptable and IDs marked as duplicate are not allowed.

**Resident alien taxpayers claiming EIC must provide proof of qualifying child's minimum six month residence in the USA. Such proof, in order of preference, must be a school registration or ID card for the child, a report card, a school health or attendance record, doctor bills for the child, a utility bill in the parent's name, the birth certificate of the child showing birth in the USA or other document establishing residence of the child in the USA.

PHONE CONTACT

If the telephone number for the primary taxpayer's residence is not available, a telephone number where the primary taxpayer can be reached is required.

A work telephone number is required for each taxpayer that is employed.

EARNED INCOME CREDIT

Schedule EIC must meet all IRS specifications and pass all IRS reject criteria.

                                   APPENDIX OF
                                  DEFINED TERMS

                  "ACH" means the Automated Clearing House System commonly used for electronic payment transactions.

                  "AFFILIATE" of any Person means any other Person controlling, controlled by or under common control with such Person. RAL Originator shall not be deemed an Affiliate of Tax Masters.

                  "AGREEMENT" means this Second Amended and Restated Refund Anticipation Loan Operations Agreement and all amendments hereof and supplements hereto.

                  "APPLICANT" means a Person who has filed a RAL Application during the current Tax Period.

                  "BENEFICIAL FRANCHISE" means Beneficial Franchise Company Inc., a Delaware corporation.

                  "BENEFICIAL FRANCHISE INDEMNIFIED PARTIES" shall have the meaning set forth in Section 4.3 of this Agreement.

                  "BLOCK COMPANIES" means, collectively, Block Services, Block Tax Services and Royalty.

                  "BLOCK FRANCHISE" means an office owned by a franchisee of Block Services or its subsidiaries that operates under the "H&R Block" name that is open to the public for the preparation of Returns.

                  "BLOCK ICB TERMINATION RIGHT" shall have the meaning set forth in Recital H of this Agreement.

                  "BLOCK INDEMNIFIED PARTIES" shall have the meaning set forth in Section 1.14 of this Agreement.

                  "BLOCK INDEMNIFYING PARTIES" shall have the meaning set forth in Section 1.14 of this Agreement.

                  "BLOCK LICENSED MARKS" shall have the meaning set forth in
Section 5.2 of this Agreement.

                  "BLOCK OFFICE" means (i) an office owned by Block Services or its subsidiaries that operates under the "H&R Block" name and is open to the public for the preparation of Returns and (ii) a Corporate Franchise.

                  "BLOCK RAL PROCESSOR" shall have the meaning set forth in
Section 4.1 of this Agreement.

                                   Appendix-1

                  "BLOCK SERVICES" means H & R Block Services, Inc., a Missouri corporation, and its subsidiaries.

                  "BLOCK TAX SERVICES" means H & R Block Tax Services, Inc., a Missouri corporation.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions are authorized or obligated by law or executive order to be closed.

                  "CLASSIC RAL" shall have the meaning set forth in Section 8.15 of this Agreement.

                  "CORPORATE FRANCHISE" means a Person authorized by Block Services (or an Affiliate of Block Services) pursuant to a corporate franchise agreement to operate a Block Franchise. "Corporate Franchise" does not include a Person authorized by a Major Franchise Agreement with Block Services (or an Affiliate of Block Services) to operate a Block Franchise and subfranchise others to operate a Block Franchise within a specified territory, or a subfranchisee of a Major Franchisee.

                  "DIRECT DEPOSIT" means the deposit of a Taxpayer's refund by the IRS directly into a bank account designated by a Taxpayer on his or her Return.

                  "DISCLOSING PARTY" shall have the meaning set forth in Section 7.2(a) of this Agreement.

                  "ELECTRONIC FILING" means the filing of a Return with the IRS, or the applicable state taxing authority, by Block Services via its Electronic Filing Software.

                  "ELECTRONIC FILING SOFTWARE" means the proprietary software owned by Block Services, which is used to electronically file Returns with the IRS.

                  "ELECTRONIC DATA PROCESSING GUIDELINES" means the guidelines established by the parties hereto related to the process of filing Returns.

                  "ELECTRONIC DATA PROCESSING SYSTEMS" means those electronic systems used to either electronically file Returns with the IRS or to facilitate the origination of RALs or the issuance of RACs.

                  "EXPENSE REIMBURSEMENT" shall have the meaning set forth in
Section 2.2 of this Agreement.

                  "FEDERALLY CHARTERED FINANCIAL INSTITUTION" shall have the meaning set forth in Recital H of this Agreement.

                  "FINAL CREDIT CRITERIA" shall have the meaning set forth in
Section 6.2(b) of this Agreement.

                                   Appendix-2

                  "FINAL RAL AND RAC FEES" shall have the meaning set forth in
Section 6.2(a) of this Agreement.

                  "FIRST AMENDED AND RESTATED RAL OPERATIONS AGREEMENT" shall have the meaning set forth in Recital F of this Agreement.

                  "FIRST ICB CONSENT LETTER" means the letter agreement, dated November 11, 2002, by and among Block Companies and Household Companies.

                  "GOVERNMENT AGENCY" means any federal, state, municipal, foreign or other governmental department, authority, commission, board, court, administrative agency bureau, body or instrumentality.

                  "GLO" shall have the meaning set forth in the heading of
Section 8.17(a) of this Agreement

                  "HB" has the meaning set forth in Recital C.

                  "HOUSEHOLD COMPANIES" means, collectively, Tax Masters and Beneficial Franchise.

                  "ICB" has the meaning set forth in Recital C.

                  "INFORMATION" shall have the meaning set forth in Section 1.10 of this Agreement.

                  "INITIAL CREDIT CRITERIA" shall have the meaning set forth in
Section 6.2(b) of this Agreement.

                  "INITIAL RAL AND RAC FEES" shall have the meaning set forth in
Section 6.2(a) of this Agreement.

                  "INSTANT RAL APPLICATION" means the application completed by a RAL Applicant to obtain an Instant RAL from the RAL Originator that must contain, among those other things as the RAL Originator shall reasonably require, a certification signed by the RAL Applicant that he or she: (a) has not previously filed any Return for the applicable Tax Year, does not have any previous tax liabilities, delinquent student loans, or any other delinquent federally guaranteed or sponsored loans, or delinquent child support payments;
(b) has not filed a petition (whether voluntary or involuntary) under any federal or state bankruptcy or insolvency laws; and (c) has not filed any powers of attorney with the IRS or any state taxing authority and has no power of attorney presently in effect to direct any tax return to any third party.

                  "INSTANT RAL" means a RAL of which a credit decision is made prior to Block Services receiving both (i) positive acknowledgement of the underlying Tax Return's acceptance for Electronic Filing and (ii) the Notification from the IRS.

                  "IRS" shall have the meaning set forth in Section 1.1 of this Agreement.

                                   Appendix-3

                  "MAJOR FRANCHISEE" means a Person authorized by a Major Franchise Agreement with Block Services (or an Affiliate of Block Services) to operate a Block Franchise and to subfranchise others to operate a Block Franchise within a specified territory.

                  "NOTIFICATION" shall have the meaning set forth in Section
1.10 of this Agreement.

                  "OTHER RAL ORIGINATORS" shall have the meaning set forth in
Section 3.1(c) of this Agreement.

                  "PATENT RIGHTS" shall have the meaning set forth in Section
4.1 of this Agreement.

                  "PERSON" means any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organizations, Governmental Entity or other entity of similar nature.

                  "PROPRIETARY INFORMATION" shall have the meaning set forth in
Section 7.1 of this Agreement.

                  "QUALIFYING PROCEDURES" shall have the meaning set forth in
Section 1.3 of this Agreement.

                  "RAC" means a refund anticipation check issued by the RAL Originator and delivered to a Taxpayer pursuant to the Refund Anticipation Check Service.

                  "RAC LICENSE FEE" shall have the meaning set forth in Section
5.4 of this Agreement.

                  "RAL" or "REFUND ANTICIPATION LOAN" means a loan to a Taxpayer secured by such Taxpayer's federal income tax refund.

                  "RAL ACCOUNT" shall mean an account established by the RAL Originator for each RAL Customer.

                  "RAL APPLICATION" shall have the meaning set forth in Section
1.4 of this Agreement.

                  "RAL CUSTOMERS" shall means individuals or entities that apply for RALs or RACs under the program through Block Services (or its subsidiaries), Corporate Franchises, and Major Franchisees and subfranchisees of Major Franchisees that have elected to participate in the RAL Program.

                  "RAL OPERATIONS AGREEMENT" shall mean this Second Amended and Restated Refund Anticipation Loan Agreement, dated June 9, 2003.

                  "RAL ORIGINATOR" means the insured depository institution engaged by Tax Masters to serve as originator under the RAL Program.

                                   Appendix-4

                  "RAL PROGRAM" has the meaning set forth in Section 7.1 of this Agreement.

                  "RECEIVING PARTY" shall have the meaning set forth in Section 7.2(a) of this Agreement.

                  "REFUND ANTICIPATION CHECK SERVICE" shall mean a service pursuant to which a check in the amount of a Taxpayer's federal income tax refund, less the sum of (a) fees charged for the making of the check, (b) tax preparation fees and (c) other properly withheld amounts, is delivered to a taxpayer on account of a direct deposit refund (other than in connection with a RAL made in advance of receipt of the related refund). "Refund Anticipation Check Service" includes the delivery of a direct deposit refund check to a Taxpayer in connection with such Taxpayer's denied RAL Application.

                  "RETURNS" shall have the meaning set forth in Section 1.1 of this Agreement.

                  "ROYALTY" means HRB Royalty, Inc., a Delaware corporation.

                  "SALE AND SERVICING AGREEMENT" has the meaning set forth in Recital H of this Agreement.

                  "SECOND ICB CONSENT LETTER " shall have the meaning set forth in Recital I of this Agreement.

                  "SURVIVAL PROVISIONS" shall have the meaning set forth in
Section 4.4 of this Agreement.

                  "TAX MASTERS" means Household Tax Masters Inc., a Delaware corporation.

                  "TAX MASTERS INDEMNIFIED PARTIES" shall have the meaning set forth in Section 2.4 of this Agreement.

                  "TAX PERIOD" means January 1 through June 30 of a year in which individuals typically pay income taxes for income earned in the Tax Year.

                  "TAX YEAR" means the period beginning on January 1 of the year immediately prior to the current Tax Period and ending on December 31 of the year immediately prior to the current Tax Period.

                  "TAXPAYER" means a Block Services customer for any of its services. It refers to both to individual taxpayers filing individual Tax Returns and to joint taxpayers filing joint Tax Returns.

                  "TERM" shall have the meaning set forth in Section 6.1 of this Agreement.

                  "THIRD-PARTY PRODUCT" shall have the meaning set forth in
Section 8.12 of this Agreement.

                                   Appendix-5